EXHIBIT 4.23

                             U. S. ENERGY CORP.

                           STOCK OPTION AGREEMENT


This stock option agreement is made by and between U. S. ENERGY CORP. (herein referred to as the "Company") and ROBERT A. NICHOLAS (hereinafter referred to as the "Optionee").

1. The Company hereby grants to the Optionee an option to purchase an aggregate of 18,000 shares of the common stock of the Company, $0.01 par value (hereinafter referred to as the "Shares") at an option price of $3.00 per share. The Shares shall become available for exercise FEBRUARY 3, 2003.

2. This option, to the extent not exercised, shall expire on FEBRUARY 2, 2004, or earlier upon the death of the Optionee.

3. The Optionee may exercise this option at any time, or from time to time, as to all or any part of the Shares by giving written notice to the Company, at its principal office, specifying the number of Shares to which the exercise shall apply, and accompanied by payment of the full purchase price for the Shares being purchased. Optionee shall also execute an investment representation statement in a form approved by the board of directors of the company prior to issuance of share certificates. Upon compliance with the terms of this Agreement, certicate(s) representing the Shares purchased shall be issued as soon as practicable after notice of exercise is given to the Company.

4. This option is not transferable by the Optionee and is exercisable only by him.

5. In the event of Optionee's death prior to the complete exercise of the option, any remaining portion of the option may be exercised in whole or in part after the date of the Optionee's death, but only by the Optionee's estate or by or on behalf of the person(s) to whom the Optionee's rights pass under his will or the laws of descent and distribution. To the extent not exercised, the option shall terminate sixty (60) days after Optionee's death. If the Optionee is not a natural person, to the extent not exercised, the option shall terminate immediately upon Optionee's dissolution, liquidation or legal termination.

6. The Optionee hereby represents that the option granted hereunder and the Shares purchased by him pursuant to the exercise of all or any part of the option are and will be acquired by him for investment and not with a view to the distribution thereof. The option is granted by the Company in reliance upon this representation. Upon the exercise of the option, Optionee shall not thereafter transfer, encumber or dispose of the Shares so purchased unless: (a) an effective registration statement covering such Shares is filed pursuant to the Securities Act of 1933, as amended, and applicable state law; or (b) an opinion letter of the Optionee's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state securities laws or regulations.


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Stock Option Agreement
Robert A. Nicholas
Page 2



IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and to be sealed with its corporate seal, attested by its secretary, and Optionee has executed this Agreement with the intent to be legally bound as of the date written below.


                                            U. S. ENERGY
CORP.



Attest:   /s/  Daniel P. Svilar             By:  /s/  Keith G. Larsen
        -------------------------------         --------------------------------
         Daniel P. Svilar,                      Keith G. Larsen,
         Secretary                              President


                                            OPTIONEE:



Dated:    2/11/03                             /s/  Robert A. Nicholas
      ---------------------------------     ------------------------------------



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                               U. S. ENERGY CORP.

                         AMENDED STOCK OPTION AGREEMENT


This amended stock option agreement is made by and between U. S. Energy Corp. (herein referred to as the "Company") and Robert A. Nicholas (hereinafter referred to as the "Optionee"). This amended stock option agreement is effective when signed by the Company and by the Optionee.

The original stock option agreement expired on February 2, 2004. The Company and the Optionee have agreed to extend the term of the original option, and provide for termination before the extended date under certain circumstances, as provided below.

1. The Company hereby grants to the Optionee an option to purchase an aggregate of 18,000 shares of the common stock of the Company, $0.01 par value (hereinafter referred to as the "Shares") at an option price of $3.00 per share. The Shares shall become available for exercise February 11, 2004.

2. This option, to the extent not exercised, shall expire o August 9, 2004, or earlier upon the death of the Optionee, as provided in paragraph 3. Provided, that if the Company's closing stock market price is more than $6.00 on any five trading days within a period of 15 conssecutive trading days, this option, to the extent not exercised, shall expire on the fifteenth calendar day after the end of the fifteen consecutive trading day period. The Optionee shall be solely responsible for monitoring the market price of the Company's stock; the Company shall not be obligated to notify the Optionee of market prices at any time.

3. The Optionee may exercise this option at any time, or from time to time, as to all or any part of the Shares by giving written notice to the Company, at its principal office, specifying the number of Shares to which the exercise shall apply, and accompanied by payment of the full purchase price for the Shares being purchased. Optionee shall also execute an investment representation statement in a form approved by the board of directors of the company prior to issuance of share certificates. Upon compliance with the terms of this Agreement, certicate(s) representing the Shares purchased shall be issued as soon as practicable after notice of exercise is given to the Company.

4. This option is not transferable by the Optionee and is exercisable only by him.

5. In the event of Optionee's death prior to the complete exercise of the option, any remaining portion of the option may be exercised in whole or in part after the date of the Optionee's death, but only by the Optionee's estate or by or on behalf of the person(s) to whom the Optionee's rights pass under his will or the laws of descent and distribution. To the extent not exercised, the option shall terminate sixty (60) days after Optionee's death.

6. The Optionee hereby represents that the option granted hereunder and the Shares purchased by him pursuant to the exercise of all or any part of the option are and will be acquired by him for investment and not with a view to the distribution thereof, except if at the time of exercise there then is in effect a registration statement filed with the Securities and Exchange Commission for resale of the Shares. The option is granted by the Company in reliance upon this representation. Upon the exercise of the option, Optionee shall not thereafter transfer,


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Stock Option Agreement
Robert A. Nicholas
Page 2



     encumber or dispose of the Shares so purchased unless: (a) an effective registration statement covering such Shares is filed pursuant to the Securities Act of 1933, as amended, and applicable state law; or (b) an opinion letter of the Optionee's counsel is obtained, satisfactory to the Company and its counsel, that such transfer is not in violation of any applicable federal or state securities laws or regulations.

Stock Option Agreement
Robert A. Nicholas
Page 3


IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and to be sealed with its corporate seal, attested by its secretary, and Optionee has executed this Agreement with the intent to be legally bound as of the date written below.


                                            U. S. ENERGY CORP.



Attest:  /s/ Daniel P. Svilar               By:  /s/Keith G. Larsen
         ------------------------------        ---------------------------------
         Daniel P. Svilar,                      Keith G. Larsen, President
         Secretary


                                            OPTIONEE:



Dated:                                      /s/Robert A. Nicholas
         ------------------------------        ---------------------------------
                                            Robert A. Nicholas




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